UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  December 6, 2021

Unico American Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 6, 2021, Unico American Corporation (the “Company”) received a notice from Nasdaq (the “Notice”) notifying the Company of its failure to comply with Nasdaq’s audit committee requirements set forth in Rule 5605 of the Nasdaq listing standards (the “Rule”) following the appointment of Mr. Steven Shea as Chief Executive Officer, President and Chief Operations Officer of the Company and Mr. Shea’s resignation from the Company’s Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee on October 25, 2021.

Consistent with Rule 5605(c)(4) of the Nasdaq listing standards, Nasdaq will provide the Company a cure period to regain compliance with the Rule until the earlier of the Company’s next annual shareholders meeting or October 25, 2022, or, if the next annual shareholders’ meeting is held before April 25, 2022, then the Company must evidence compliance no later than April 25, 2022.

As disclosed in Item 5.01 of this Current Report on Form 8-K, on December 9, 2021, the Company’s Board of Directors (the “Board”) appointed Ms. Kathryn A. Johnson to the Board and to serve as a member of the Company’s Audit Committee. On December 10, 2021, the Company notified Nasdaq of Ms. Johnson's appointment, and also on December 10, 2021, the Company received notice from Nasdaq informing the Company that it had regained compliance with the Rule.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2021, the Board of the Company appointed Ms. Johnson to the Board. Ms. Johnson’s term as director will expire at the next Annual Meeting of Stockholders and thereafter until either her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

Ms. Johnson, 61, is a forensic accountant and expert witness, with over 30 years of accounting and finance experience. Currently, Ms. Johnson is a Vice President of Forensic Accounting & Economics with J.S. Held LLC, where she specializes in fraud investigations, partnership disputes, business valuations, civil and criminal litigation support, estate and trust accounting analysis and family law. In addition, Ms. Johnson is currently an adjunct university professor at California State University, San Bernardino, the University of Redlands, University of California, Riverside, Cal Poly Pomona and California State University Long Beach, where she teaches fraud, forensic accounting, auditing, upper division accounting and ethics. Ms. Johnson also serves as an expert witness and provides litigation support services for law firms. From October 2017 to, December 2021, Ms. Johnson was the President and CEO for CPA Forensics Plus, Inc. (“Forensics Plus”), where she operated her own CPA Firm specializing in forensic accounting and tax. Prior to being appointed as President and CEO of Forensics Plus, Ms. Johnson was a Partner at Forensics Plus from April 2013 to September 2017. Ms. Johnson earned her Bachelor’s degree in Business and Accounting from the University of Texas-Arlington. She also holds a Masters of Business Administration from the Pepperdine Graziadio Business School.

The Board determined that Ms. Johnson is an “independent director” under rule 5605(a)(2) of the Nasdaq listing standards and under Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

On December 9, 2021, Ms. Johnson was appointed as a member of the Company’s Audit Committee. The Board determined that Ms. Johnson meets the requirements for audit committee membership set forth in Rule 5605(c)(2)(A) of the Nasdaq listing standards, including with respect to the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

There are no arrangements or understandings between Ms. Johnson and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Johnson has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act. Ms. Johnson will receive a compensation package customarily paid by the Company to non-employee directors serving in such capacity and indemnification applicable to all other non-employee directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO AMERICAN CORPORATION (Registrant)

Date: December 10, 2021	By:	/s/ Jennifer E. Ziegler
	Name:	Jennifer E. Ziegler
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

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